UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2015

diaDexus, Inc.

(Exact name of Registrant as specified in its charter)

0-26483 (Commission File Number)

Delaware	94-3236309
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

349 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On January 5, 2015, diaDexus, Inc. (the “Company”) and Alexander Johnson, President of the Company, announced that Mr. Johnson resigned from the Company effective January 5, 2015 (the “Separation Date”).

In connection with his resignation, Mr. Johnson entered into a Separation Agreement (the “Separation Agreement”), pursuant to which Mr. Johnson will receive severance benefits in an amount equal to three months of his current base salary and continued coverage under COBRA for himself and his covered dependents under the Company’s group health plans following his Separation Date.

The foregoing is only a summary of the material terms of the Separation Agreement with Mr. Johnson, does not purport to be a complete description of the rights and obligations of the parties under such agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015.

Appointment of Officer

On January 5, 2015, the Company announced that Lori Rafield, Ph.D, Chair of the Board of Directors, will be appointed as Interim Chief Executive Officer, effective January 5, 2014. In connection with Dr. Rafield’s appointment, the Company has agreed to pay her a retainer of $46,958 per month in addition to her compensation as Chair. Additionally, the Compensation Committee of the Board will grant Dr. Rafield an option to purchase 384,000 shares of the Company’s common stock under the Company’s 2012 Equity Incentive Award Plan, as amended, subject to vesting, based on Dr. Rafield’s continued service, over a one-year period, with one twelfth of the total number of shares vesting each month.

Item 8.01 Other Events.

On January 5, 2015, the Company issued a press release highlighting its recent achievements and providing an outlook for its business and initiatives in 2015. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release titled “diaDexus, Inc. Updates on 2014 Achievements and 2015 Initiatives” dated January 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.

Date: January 5, 2015	By:	/s/ Lori Rafield
Lori Rafield, Ph.D.
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “diaDexus, Inc. Updates on 2014 Achievements and 2015 Initiatives” dated January 5, 2015.